EXHIBIT 99.1

Edgewater Announces First Quarter Financial Results

WAKEFIELD, Mass., May 6, 2009 (GLOBE NEWSWIRE) -- A technology management consulting firm specializing in providing specialty information technology ("IT") services, Edgewater Technology, Inc. (Nasdaq:EDGW) (www.edgewater.com, "Edgewater" or the "Company"), today announced financial results for its first quarter ended March 31, 2009.

First Quarter Results

Actual financial results and utilization for the quarter ended March 31, 2009:

 * Total revenue decreased 23.5%, to $14.9 million, compared to $19.5 million in the first quarter of 2008;
 * Service revenue decreased 24.5%, to $13.6 million, compared to
   $18.0 million in the first quarter of 2008;
 * The decrease in first quarter service revenue was significantly impacted by a reduction in spending related to certain of our historically larger accounts in combination with a hesitation by new and existing customers to commit spending on new projects primarily due to current economic conditions;
 * Gross profit was $4.6 million, or 31.2% of total revenue, compared to $7.4 million, or 38.1% of total revenue in the first quarter of
   2008;
 * Gross profit margin related to service revenue was 33.4%, compared to 40.7% in the first quarter of 2008;
 * Utilization was 67.8%, compared to 77.2% during the first quarter of 2008;
 * Net loss amounted to $(0.5) million, or $(0.04) per diluted share, compared to net income of $0.2 million, or $0.02 per diluted share, in the first quarter of 2008;
 * Adjusted EBITDA amounted to $(0.1) million, or $(0.01) per diluted share, compared to $1.2 million, or $0.09 per diluted share, during the first quarter of 2008; and
 * Cash flow used in operating activities was $2.4 million, compared to cash flow used in operating activities of $3.7 million during the first quarter of 2008.

Adjusted EBITDA and Adjusted EBITDA per Diluted Share are Non-GAAP financial measures. A reconciliation of these measures to their most directly comparable GAAP measures is included in the financial data accompanying this press release.

Business Trends; Outlook

"As reported with our year-end financial results, Edgewater proactively took steps to control operating expenses in light of a significant pullback in legacy account spending during the fourth quarter of 2008 and into the first quarter of 2009. While these measures have had the intended effect of reducing our overall operating expenses during the first quarter of 2009, our operating performance continues to be impacted by softness in spending for technology consulting amid a challenging economic environment," commented Shirley Singleton, Edgewater's Chairman, President and Chief Executive Officer.

Ms. Singleton continued, "In conjunction with the decrease in our quarter-over-quarter revenue, we have taken a thoughtful look at our operating needs and spending decisions. This review has been both broad and deep. To that end, we have been able to control our spending in the first quarter of 2009 and essentially managed to report breakeven Adjusted EBITDA, despite the decrease in revenue."

"In terms of the current environment, we are seeing a hesitation by some customers to either initiate new projects or enter into subsequent follow-on phases of recently completed projects. As our management team actively monitors and manages our business to our utilization and sales pipeline, we have proactively taken measures to control our costs for the long-term benefit of the Company and its stockholders. While the Company continues to add new customers and existing customers solicit proposals and requests for meetings, revenue has been negatively impacted. To that end, subsequent to the completion of the first quarter of 2009, the Company enacted further cost savings measures, including a reduction of our billable consultant headcount, targeted at maintaining operating costs in line with revenue expectations. The cost saving measures we have taken in 2009 will provide annualized savings of approximately $3.9 million, from which the Company will begin to recognize a benefit during the third quarter. Further, our balance sheet remains strong with $22.1 million in cash and marketable securities and our accounts receivable remain quite healthy. Edgewater's management team has managed through economic downturns in the past and will ensure that the Company is well positioned to manage through these tough times as well."

Ms. Singleton concluded, "To reiterate, we are taking the proactive steps necessary to position the Company for long-term success. We are focused upon building our sales pipeline. We have generated a fair amount of proposal activity in the first quarter that is now waiting for customer decisions. We anticipate that once economic conditions begin to improve, our sales pipeline will provide Edgewater with a catalyst to spur future growth. However, absent observable signs of economic recovery, we remain cautious with respect to our near-term performance. In terms of our outlook, the hesitation by customers, both existing and prospective, to commit funding for planned projects is expected to extend into the second quarter. As a result, we anticipate lower revenue during the second quarter of 2009, as compared to the first quarter."

First Quarter Conference Call Details

Edgewater has scheduled a conference call on Wednesday, May 6, at 10:00 a.m. (ET) to discuss its first quarter 2009 financial results and other matters. To listen to the call, you can participate by webcast at www.edgewater.com - Investor Relations section or you can dial 888-713-4215 (pass code 38904793). Investors are advised to dial into the call at least ten minutes prior to the call to register. Participants may pre-register for the call at www.theconferencingservice.com/prereg/key.process?key=P3C3NKU7D. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

A replay of the call can be accessed via Edgewater's website at www.edgewater.com - Investor Relations section or by dialing 888-286-8010 (pass code 31191528) from 12:00 p.m. ET Wednesday, May 6 through 11:59 p.m. ET Wednesday, May 20.

About Edgewater Technology, Inc.

Edgewater is an innovative technology management consulting firm. We provide a unique blend of specialty IT services by leveraging our proven industry expertise in strategy, technology and enterprise performance management. Headquartered in Wakefield, MA, we typically go to market both vertically by industry and horizontally by product and technology specialty and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.

The Edgewater Technology logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3783

Safe Harbor for Forward-Looking and Cautionary Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to our 2009 outlook, future revenue, cost control efforts and customer spending outlook. The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance. In some cases, you can identify forward-looking statements by terminology such as "proactively," "steps," "continue," "invest," "promising," "growth," "will," "emerge," "healthier," "better," "secure," "new," "broaden," "reach," "increase," "goal," "focus," "managing," "enable," "weather," "capitalize," "improve," "outlook," "experiencing," "effects," "factors," "anticipate," "may," "should," "believe," "future," "forward," "objective," "growth," "expect," "intend," "plan," "expand," "build," "strategic," "expiration," "provide," "offer," "allow," "allowed," "represent," "commitment," "create," "implement," "result," "seeking," "increase," "add," "establish," "pursue," "feel," "work," "perform," "make," "can," "ongoing," "include" or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI") and Enterprise Performance Management ("EPM") solutions, custom development and system integration services and/or declines in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to execute upon growth objectives, including new services and growth in entities acquired by our Company; (5) adverse developments and volatility involving economic, geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies" in our SEC filings; (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (9) failure to expand outsourcing services to generate additional revenue; (10) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; and/or (11) the failure of the marketplace to embrace specialty consulting services. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business - Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2008 Annual Report on Form 10-K filed with the SEC on March 10, 2009. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

Selected Financial Data:

                       EDGEWATER TECHNOLOGY, INC.
                  Consolidated Statement of Operations
               (In thousands, except per share amounts)
                             (Unaudited)
                                                  Three Months Ended
                                                ----------------------
                                                March 31,     March 31,
                                                  2009          2008
                                                --------      --------
 Revenue:
  Service revenue                               $ 13,555      $ 17,961
  Software                                           369           455
  Reimbursable expenses                              956         1,045
                                                --------      --------
   Total revenue                                  14,880        19,461

 Cost of revenue:
  Project and personnel costs *                    9,025        10,651
  Software costs                                     251           359
  Reimbursable expenses                              956         1,045
                                                --------      --------
   Total cost of revenue                          10,232        12,055
                                                --------      --------
   Gross profit                                    4,648         7,406

  Selling, general and administrative *            4,742         6,193
  Depreciation and amortization                      708         1,045
                                                --------      --------
   Operating (loss) income                          (802)          168

 Interest income and other, net                       68           210
                                                --------      --------
 (Loss) income before income taxes                  (734)          378

 Income tax (benefit) provision                     (280)          175
                                                --------      --------
   Net (loss) income                            $   (454)     $    203
                                                ========      ========
 BASIC (LOSS) EARNINGS PER SHARE:
   Basic (loss) earnings per share              $  (0.04)     $   0.02

                                                ========      ========
   Weighted Average Shares Outstanding - Basic    12,054        13,080
                                                ========      ========
 DILUTED (LOSS) EARNINGS PER SHARE:
  Diluted (loss) earnings per share             $  (0.04)     $   0.02
                                                ========      ========
  Weighted Average Shares Outstanding - Diluted   12,054        13,533
                                                ========      ========

 * - Amount of stock-based compensation expense
     included in each of the respective expense
     categories reported above:

  Cost of revenue - Project and personnel costs $     54      $    109
  Selling, general and administrative expenses       291           364
                                                --------      --------
  Total                                         $    345      $    474
                                                ========      ========

                        EDGEWATER TECHNOLOGY, INC.
                 Condensed Consolidated Balance Sheets
                            (In thousands)

                                                 March 31, December 31,
                                                   2009        2008
                                                ----------   ---------
                                                (Unaudited)  (Audited)
 Assets
 ------
 Cash and marketable securities                 $   22,057   $  24,566
 Accounts receivable, net                           11,940      11,683
 Deferred taxes, current                               942         942
 Prepaid expenses and other assets, current          1,570         782
                                                ----------   ---------
  Total current assets                              36,509      37,973
 Fixed assets, net                                   3,793       4,013
 Deferred taxes, net                                21,776      21,451
 Intangible assets, net                              3,125       3,592
 Other assets                                           97          41
                                                ----------   ---------
  Total Assets                                  $   65,300   $  67,070
                                                ==========   =========
 Liabilities and Stockholders' Equity
 ------------------------------------
 Accounts payable and accrued liabilities       $    3,670       3,692
 Accrued payroll and related liabilities             2,466       3,893
 Deferred revenue and other liabilities                713         892
 Capital lease obligations, current                    218         215
                                                ----------   ---------
  Total current liabilities                          7,067       8,692
 Capital lease obligations                             364         420
                                                ----------   ---------
  Total liabilities                                  7,431       9,112
 Stockholders' Equity                               57,869      57,958
                                                ----------   ---------
  Total Liabilities and Stockholders' Equity    $   65,300      67,070
                                                ==========   =========
 Shares Outstanding                                 12,180      12,162
                                                ==========   =========

Non-GAAP Financial Measures

Edgewater reports its financial results in accordance with generally accepted accounting principles ("GAAP"). Management believes, however, that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. As noted in the footnote below, the foregoing measures have limitations and do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

Edgewater views Adjusted EBITDA and Adjusted EBITDA per Diluted Share as important indicators of performance, consistent with the manner in which management measures and forecasts the Company's performance. We believe Adjusted EBITDA measures are an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our existing business, providing specialty IT services. For instance, the exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly, or in part, period-to-period changes in our core operating results. Likewise, our write-off of goodwill and intangible assets during the second and fourth quarters of 2008 was significant and such former balance sheet amounts will not have an impact on future results; consequently, our Adjusted EBITDA calculation excludes the effects of such write-offs to facilitate an understanding of period-to-period changes in our core operating results. We believe that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management's entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

                        EDGEWATER TECHNOLOGY, INC.
   Reconciliation of GAAP net (loss) income to Non-GAAP Adjusted EBTIDA
                (In thousands, except per share amounts)
                              (Unaudited)

                                          For the Three Months Ended
                                                  March 31,
                                       -------------------------------
                                           2009              2008
                                       -------------     -------------

 Reconciliation of GAAP Net Income, Adjusted EBITDA and Adjusted EBITDA
 per Diluted Share (Non-GAAP):

 Reported GAAP net (loss) income       $        (454)    $         203
 Add: Income tax (benefit) provision            (280)              175
 Add: Depreciation and amortization              708             1,045
 Add: Goodwill and intangible
  impairment  charges                             --                --
 Less: Interest income and other, net            (68)             (210)
                                       -------------     -------------
 Adjusted EBITDA(1)                    $         (94)    $       1,213
                                       =============     =============
 Adjusted EBITDA per diluted share(1)  $       (0.01)    $        0.09
                                       =============     =============

1- Adjusted EBITDA and Adjusted EBITDA per Diluted Share are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either GAAP Operating Income, GAAP Net Income and Diluted Earnings per Share. Adjusted EBITDA and Adjusted EBITDA per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies. We define Adjusted EBITDA as net income less interest income and other, net, plus taxes, depreciation and amortization and goodwill and intangible impairment charges. Adjusted EBITDA per Diluted Share is defined as Adjusted EBITDA divided by the diluted common shares outstanding used in Diluted Earnings per Share calculations.

CONTACT:  Edgewater Technology, Inc.
          Kevin R. Rhodes, Chief Financial Officer
          Timothy R. Oakes, Chief Accounting Officer / Investor
           Relations
          (781) 246-3343
          ir@edgewater.com